UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2007

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio	43016-5555
(Address of principal executive offices)	(Zip Code)

(614) 356-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 7, 2007, the Board of Directors of Dominion Homes, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Betty D. Montgomery as a director to fill the vacancy created with the passing of Donald A. Borror in December 2006. Ms. Montgomery was appointed as a Class II director and will serve until the 2008 Annual Meeting of Shareholders. There were no arrangements or understandings between Ms. Montgomery and any other persons pursuant to which Ms. Montgomery was selected as a director. There are no related transactions between the Company and Ms. Montgomery for which disclosure is required pursuant to Item 404(a) of Regulation S-K. A copy of the press release announcing Ms. Montgomery’s appointment is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

The information in this Current Report on Form 8-K is also being furnished pursuant to Regulation FD (17CFR §§243.100 et seq.).

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 12, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ William G. Cornely
William G. Cornely, Executive Vice President of Finance and Chief Financial Officer

Date: February 12, 2007